EX-99.1.10(vi)

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Premium Allocation Supplement
Aetna Corporate Variable Universal Life

Allocations (whole %)
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Global/International
______ % Fidelity VIP Fund - Overseas Portfolio (097)
______ % Janus Aspen Worldwide Growth Portfolio (085)
______ % Oppenheimer Global Securities Fund (504)
______ % PPI Scudder International Growth Portfolio(090)

Aggressive Growth
______ % Aetna Variable Small Company Portfolio (502)
______ % Janus Aspen Aggressive Growth Portfolio(083)
______ % Oppenheimer Capital Appreciation Fund (505)
______ % PPI MFS Emerging Equities Portfolio (094)

Growth
______ % Aetna Variable Cap. Appreciation Portfolio (501)
______ % Aetna Variable Growth Portfolio (500)
______ % Fidelity VIP II Contrafund Portfolio (096)
______ % Fidelity VIP Growth Portfolio (099)
______ % Janus Aspen Growth Portfolio (081)
______ % PPI MFS Value Equity Portfolio (510)
______ % PPI MFS Research Growth Portfolio (088)
______ % PPI T. Rowe Price Growth Equity (511)

Growth & Income (Stocks)
______ % Aetna Variable Fund (080)
______ % Aetna Variable Index Plus Portfolio (091)
______ % Fidelity VIP Equity-Income Portfolio (098)

Growth & Income (Stocks & Bonds)
______ % Aetna Investment Advisers Fund (084)
______ % Janus Aspen Balanced Portfolio (087)
______ % MFS Total Return Series (508)
______ % Oppenheimer Growth & Income Fund (506)

Income
______ % Aetna Income Shares (082)
______ % Fidelity VIP High Income Portfolio (512)
______ % Janus Aspen Ser. Flex. Income Portfolio (503)
______ % MFS World Governments Series (509)
______ % Oppenheimer Strategic Bond Fund (507)

Stability of Principal
______ % Aetna Var. Encore Fund (Money Market)(086)
______ % Aetna Fixed Account (001)

Asset Allocation
______ % Fidelity VIP II Asset Manager Portfolio (095)

------ %
 100
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Please set the Premium Allocation for future premiums paid and for any future Fund Rebalancing transactions on Aetna policy number(s)
______________________ as specified above.

I understand that these elections will be in effect until I submit another Premium Payment Allocation Supplement form superseding this one.


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